                                                                   EXHIBIT 99(b)

                    FORM OF ELECTION/LETTER OF TRANSMITTAL

               TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF
                              VOTING COMMON STOCK
                                      AND
                            NON-VOTING COMMON STOCK
                                      OF

                       INDEPENDENT INSURANCE GROUP, INC.

                  SURRENDERED IN CONNECTION WITH THE PROPOSED
           MERGER OF INDEPENDENT INSURANCE GROUP, INC. WITH AND INTO

                          AGC LIFE INSURANCE COMPANY

                         A WHOLLY-OWNED SUBSIDIARY OF
                         AMERICAN GENERAL CORPORATION

  This Form of Election/Letter of Transmittal is to be completed by shareholders of Independent Insurance Group, Inc. (the "Company") if stock certificates ("Share Certificates") for shares of voting common stock, par value $1.00 per share, of the Company ("Company Voting Common Stock"), or if Share Certificates for shares of non-voting common stock, par value $1.00 per share, of the Company ("Company Non-Voting Common Stock" and, together with the Company Voting Common Stock, the "Shares") are to be forwarded herewith or if delivery of Shares is to be made by book-entry transfer to the account of First Chicago Trust Company of New York (the "Exchange Agent") at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (each, a "Book-Entry Transfer Facility" and collectively, the "Book-Entry Transfer Facilities") pursuant to book-entry transfer procedures, or if a guarantee of delivery of such Share Certificates, and all other required documents, are to be delivered to the Exchange Agent by 5:00 p.m., New York City time, on the Election Deadline (as hereinafter defined), in order to effect an Election (as hereinafter defined) in connection with the proposed merger (the "Merger") of the Company with and into AGC Life Insurance Company ("AGC Life"), a wholly-owned subsidiary of American General Corporation ("American General").

                            The Exchange Agent is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

               By Mail:

                                                 By Hand or Courier:

      First Chicago Trust Company            First Chicago Trust Company
              of New York                            of New York
         Tenders and Exchanges                  Tenders and Exchanges
            Suite 4660-IIG                         Suite 4680-IIG
             P.O. Box 2559                    14 Wall Street, 8th Floor
      Jersey City, NJ 07303-2559                 New York, NY 10005

  DELIVERY OF THIS FORM OF ELECTION/LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS FORM OF ELECTION/LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW.

  The instructions accompanying this Form of Election/Letter of Transmittal should be read carefully before this Form of Election/Letter of Transmittal is completed.

   THE DEADLINE FOR SUBMITTING THIS FORM OF ELECTION/LETTER OF TRANSMITTAL, TOGETHER WITH YOUR SHARE CERTIFICATES, IS 5:00 P.M., NEW YORK CITY TIME, ON THE ELECTION DEADLINE. IT IS CURRENTLY EXPECTED THAT THE ELECTION DEADLINE WILL BE ON FEBRUARY 27, 1996, ALTHOUGH THE ACTUAL ELECTION DEADLINE WILL BE PUBLICLY ANNOUNCED BY AMERICAN GENERAL AT LEAST FIVE TRADING DAYS PRIOR TO THE CLOSING OF THE MERGER (BUT IN NO EVENT WILL THE ELECTION DEADLINE BE EARLIER THAN FEBRUARY 27, 1996). SEE INSTRUCTION B5.


  Shareholders of the Company whose Share Certificates are not immediately available or who cannot deliver their Share Certificates and all other documents required hereby to the Exchange Agent prior to the Election Deadline, and who wish to make an Election must do so pursuant to the guaranteed delivery procedure described below. See Instruction A2.

  WITH RESPECT TO THE PROPOSED MERGER, SHAREHOLDERS OF THE COMPANY MAY CHOOSE TO MAKE A COMMON STOCK ELECTION, A CONVERTIBLE PREFERRED STOCK ELECTION AND/OR A CASH ELECTION (EACH AS HEREINAFTER DEFINED) WITH RESPECT TO ALL OR ANY PORTION OF THE SHARES HELD BY SUCH HOLDER (AS HEREINAFTER DEFINED).

[_] CHECK HERE IF SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE
   EXCHANGE AGENT'S ACCOUNT AT ONE OF THE BOOK-ENTRY TRANSFER FACILITIES AND COMPLETE THE FOLLOWING:

  Check Box of Applicable Book-Entry Transfer Facility:

  [_]  The Depository Trust Company

  [_]  Philadelphia Depository Trust Company

  [_]  Midwest Securities Trust Company

  Account Number   Transaction Code Number ___________________________________

               TYPE OF ELECTION (SEE INSTRUCTIONS B1 , B2 AND B3)
--------------------------------------------------------------------------------
        CERTIFICATES ENCLOSED (ATTACH SEPARATE SIGNED LIST IF NECESSARY)
--------------------------------------------------------------------------------

                                                                               CONVERTIBLE
                                                   TOTAL               COMMON   PREFERRED
                                                  NUMBER      CASH     STOCK      STOCK
                                                 OF SHARES  ELECTION* ELECTION ELECTION**
                                                REPRESENTED  (NUMBER  (NUMBER    (NUMBER
     NAME(S) AND ADDRESS(ES) OF    CERTIFICATE      BY         OF        OF        OF
        REGISTERED HOLDER(S)          NUMBER    CERTIFICATE  SHARES)   SHARES)   SHARES)
------------------------------------------------------------------------------------------
   (PLEASE FILL IN IF BLANK)
                               -----------------------------------------------------------
                               -----------------------------------------------------------
                               -----------------------------------------------------------
                               -----------------------------------------------------------
                               -----------------------------------------------------------
                               -----------------------------------------------------------
                                   Total Shares
------------------------------------------------------------------------------------------

 Information regarding the conversion of Shares is provided in the accompanying Proxy Statement/Prospectus (as hereinafter defined) and in the instructions hereto, both of which shareholders are urged to read carefully in their entirety prior to making any Elections.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 * TO BE COMPLETED BY HOLDERS MAKING A CASH ELECTION:

 Shares for which a Cash Election are made will be subject to certain allocation procedures if the aggregate number of Shares for which a Cash Election is made exceeds certain limits as described in the Proxy Statement/Prospectus and in Instruction B3 hereto. With respect to Shares for which you have made a Cash Election, specify in the spaces below the percentage of such Shares you would like converted into Convertible Preferred Stock Consideration and the percentage of such Shares you would like converted into Common Stock Consideration in the event that allocation is required and such Shares are not converted into Cash Consideration. In the absence of such a designation, such Shares will be converted into Common Stock Consideration.
     COMMON STOCK CONSIDERATION                          ______ PERCENT

     CONVERTIBLE PREFERRED STOCK CONSIDERATION           ______ PERCENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 ** TO BE COMPLETED BY HOLDERS MAKING A CONVERTIBLE PREFERRED STOCK ELECTION:

 Shares for which a Convertible Preferred Stock Election are made will be subject to certain allocation procedures if the aggregate number of Shares for which a Convertible Preferred Stock Election is made exceeds certain limits as described in the Proxy Statement/Prospectus and in instruction B2 hereto. With respect to Shares for which you have made a Convertible Preferred Stock Election, specify in the spaces below the percentage of such Shares you would like converted into Cash Consideration and the percentage of such Shares you would like converted into Common Stock Consideration in the event that allocation is required and such Shares are not converted into Convertible Preferred Stock Consideration. In the absence of such a designation, such Shares will be converted into Common Stock Consideration.
     COMMON STOCK CONSIDERATION                          ______ PERCENT

     CASH CONSIDERATION                                  ______ PERCENT


                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
                 PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
               FORM OF ELECTION/LETTER OF TRANSMITTAL CAREFULLY.

Ladies and Gentlemen:

  In connection with the proposed Merger, the undersigned record holder (a "Holder") of Shares hereby submits Share Certificates evidencing the Shares listed above or hereby transfers ownership of such Shares on the account books maintained by a Book-Entry Transfer Facility, and elects, subject to consummation of the Merger and subject to the conditions set forth below, to have such Shares converted into one or more of the following, as specified above: (a) $27.50 in cash (the "Cash Price"), without interest thereon (the "Cash Consideration"); (b) a fraction of a share of Common Stock (together with the associated American General Preferred Share Purchase Rights), par value $0.50 per share, of American General ("American General Common Stock"), calculated by dividing (x) $27.50 by (y) the Average Closing Price (as defined in the Merger Agreement) of the American General Common Stock, rounded to four decimal places (such fraction being referred to herein as the "Exchange Ratio") (the "Common Stock Consideration"); or (c) a fraction of a share of 7% Convertible Preferred Stock, par value $1.50 per share, of American General ("American General 7% Convertible Preferred Stock"), equal to the Exchange Ratio (the "Convertible Preferred Stock Consideration"). It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated as of January 30, 1996, relating to the Merger (the "Proxy Statement/Prospectus"), receipt of which is hereby acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of October 19, 1995 and as amended as of January 25, 1996, by and among American General, AGC Life and the Company (the "Merger Agreement"), a copy of which is included as Annex A to the Proxy Statement/Prospectus, and (iii) the accompanying instructions. American General's acceptance of Shares delivered pursuant to this Form of Election/Letter of Transmittal will constitute a binding agreement between the undersigned and American General upon the terms and subject to the conditions set forth in the documents referenced in (i), (ii) and (iii) listed above.

  THERE ARE MATERIAL DIFFERENCES IN THE CONSEQUENCES OF ELECTING TO RECEIVE CASH CONSIDERATION, COMMON STOCK CONSIDERATION OR CONVERTIBLE PREFERRED STOCK CONSIDERATION. NONE OF AMERICAN GENERAL, THE COMPANY, THE BOARD OF DIRECTORS OF AMERICAN GENERAL OR THE BOARD OF DIRECTORS OF THE COMPANY MAKES ANY RECOMMENDATION AS TO WHETHER SHAREHOLDERS SHOULD ELECT TO RECEIVE CASH CONSIDERATION, COMMON STOCK CONSIDERATION AND/OR CONVERTIBLE PREFERRED STOCK CONSIDERATION IN THE MERGER. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION. AS A RESULT OF THE ALLOCATION PROCEDURES DESCRIBED HEREIN, AND IN THE PROXY STATEMENT/PROSPECTUS, A SHAREHOLDER WHO ELECTS TO CONVERT IN EXCESS OF APPROXIMATELY 50% OF HIS OR HER SHARES INTO CONVERTIBLE PREFERRED STOCK CONSIDERATION OR IN EXCESS OF APPROXIMATELY 50% OF HIS OR HER SHARES INTO CASH CONSIDERATION MAY NOT RECEIVE THE CONSIDERATION HE OR SHE HAS ELECTED WITH RESPECT TO SUCH EXCESS. IF A HOLDER MAKES NO ELECTION, HE OR SHE WILL RECEIVE COMMON STOCK CONSIDERATION IN THE MERGER AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

  Failure of a Holder of Shares to complete properly and to return this Form of Election/Letter of Transmittal together with his or her Share Certificates, or with an appropriate guarantee of delivery of Share Certificates, to the Exchange Agent by the Election Deadline, or failure of a Holder of Shares to complete the procedure for delivery by book-entry transfer on a timely basis and to comply with the election procedures described in the Proxy Statement/Prospectus and in this Form of Election/Letter of Transmittal (including the instructions hereto), will cause such Holder's Shares to be converted into the right to receive Common Stock Consideration without regard to the preference of such Holder of Shares.

  The undersigned authorizes and instructs you, as Exchange Agent, to deliver the Share Certificates listed above and to receive on behalf of the undersigned, in exchange for the Shares represented thereby, any check for the Cash Consideration or any certificate for the shares of American General Common Stock and American General 7% Convertible Preferred Stock issuable in the Merger. If certificates are not delivered herewith, there is furnished a guarantee of delivery of such Share Certificates from an Eligible Institution (as hereinafter defined).

  The undersigned represents and warrants that the undersigned has full power and authority to execute and deliver this Form of Election/Letter of Transmittal and to transfer ownership of the Shares listed above on the account books maintained by a Book-Entry Transfer Facility, or to surrender the Share Certificate(s) for such Shares surrendered herewith or covered by a guarantee of delivery, free and clear of any liens, claims, charges or encumbrances whatsoever. The undersigned understands and acknowledges that the method of delivery of Share Certificate(s) and all other required documents is at the option and risk of the undersigned and that the risk of loss of any Share Certificate(s) surrendered herewith or covered by a guarantee of delivery shall pass only after the Exchange Agent has actually received the Share Certificate(s). All questions as to the validity, form and eligibility of any Election and surrender of Share Certificates hereunder shall be determined by the Company (which may delegate power in whole or in part to the Exchange Agent), and such determination shall be final and binding. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment, transfer, cancellation and retirement of the Shares delivered herewith. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

  The undersigned understands that the purpose of the election procedure is to permit Holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger. The Merger Agreement provides that (a) no more than 50% of the aggregate number of Shares issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall be converted into the right to receive Convertible Preferred Stock Consideration and (b) no more than the Cash Available for Election (as hereinafter defined) shall be distributed as Cash Consideration. The undersigned further understands that each Holder making a Cash Election or a Convertible Preferred Stock Election may specify in the election form above the other forms of Merger Consideration (as defined in the Merger Agreement) such Holder prefers to receive in the event that a portion of such Holder's Shares with respect to which such Holder has made a Convertible Preferred Stock Election or a Cash Election are subject to allocation as a result of the restrictions specified in the previous sentence. In the event that a Holder of Shares fails to specify the other forms of Merger Consideration such Holder prefers to receive in the event that a portion of such Holder's Shares are subject to allocation, such Holder shall receive Common Stock Consideration without regard to the preference of such Holder with respect to any Unconverted Cash Election Shares (as defined in the Merger Agreement) and any Unconverted Convertible Preferred Stock Election Shares (as defined in the Merger Agreement). Subject to the foregoing and the limitations described in the Merger Agreement and in the Proxy Statement/Prospectus, the Exchange Agent will honor the Common Stock Elections, Convertible Preferred Stock Elections and Cash Elections (each as defined in the Merger Agreement) made by Holders of Shares when it issues shares of American General Common Stock, shares of American General 7% Convertible Preferred Stock and the Cash Consideration after the Effective Time.

  The undersigned acknowledges and agrees that, for the purposes of applying the allocation provisions described herein, the Exchange Agent will assume that all Shares owned of record by the undersigned Holder are submitted herewith, and that Shares owned of record by the undersigned Holder that are transmitted pursuant to another Form of Election/Letter of Transmittal will not be aggregated with the Shares submitted herewith for the purposes of applying the allocation procedures described herein. Accordingly, Holders should be aware that transmitting Shares pursuant to different Forms of Election/Letters of Transmittal could, under some circumstances, result in the Shares owned by such Holder being subject to treatment that is less favorable to such Holder than in accordance with the allocation procedures that would be applied if such Shares had been submitted with a single Form of Election/Letter of Transmittal.

  The undersigned understands that in lieu of any fractional share of American General Common Stock or American General 7% Convertible Preferred Stock, the Exchange Agent will pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of American General Common Stock or American General 7% Convertible Preferred Stock an amount in cash determined by multiplying (i) the

Average Closing Price by (ii) the fractional interest in a share of American General Common Stock or American General 7% Convertible Preferred Stock to which such Holder would otherwise be entitled.

  Unless otherwise indicated in the box entitled "Special Payment Instructions," please issue any check and register any certificate for shares of American General Common Stock or American General 7% Convertible Preferred Stock in the name of the registered Holder(s) of the Shares appearing above under "Type of Election." Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions," please mail any check and any certificate for shares of American General Common Stock or American General 7% Convertible Preferred Stock to the registered Holder(s) of the Shares at the address(es) of the registered Holder(s) appearing above under "Type of Election." In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue any check and any certificate for shares of American General Common Stock or American General 7% Convertible Preferred Stock in the name(s) of, and mail such check and such certificate to, the person(s) so indicated.

     SPECIAL PAYMENT INSTRUCTIONS            SPECIAL DELIVERY INSTRUCTIONS
   (SEE INSTRUCTIONS A1, C2 AND C3)

                                            (SEE INSTRUCTIONS A1, C2 AND C3)

  To be completed ONLY if the check        To be completed ONLY if the check
 is to be made payable to, or the         or the certificates for shares of
 certificates for shares of American      American General Common Stock or
 General Common Stock or shares of        shares of American General 7%
 American General 7% Convertible          Convertible Preferred Stock are to
 Preferred Stock are to be                be mailed to someone other than the
 registered in, the name of someone       undersigned or to the undersigned
 other than the undersigned.              at an address other than that shown
  Issue check or certificates to:         under "Type of Election."


 Name _______________________________

            (Please Print)

                                          Mail[_] check  [_] certificates to:

 Address ____________________________
 ------------------------------------     Name _______________________________
                                                     (Please Print)

                             Zip Code
 ------------------------------------     Address ____________________________
  Taxpayer Identification or Social       ------------------------------------
           Security Number                                            Zip Code
 (See Substitute Form W-9 on reverse
                side)



                                   SIGNATURE
                          (SEE INSTRUCTIONS A1 AND C2)
                   (ALSO COMPLETE SUBSTITUTE FORM W-9 BELOW)

 SIGN HERE:

 -------------------------------------
 -------------------------------------   Name(s): ____________________________

       Signature(s) of Owner(s)

 Must be signed by registered            Name(s): ____________________________
 Holder(s) exactly as name(s)                       (Please Print)
 appear(s) on Share Certificate(s) or
 by person(s) authorized to become
 registered Holder(s) by certificates
 and documents transmitted herewith.
 If signature is by attorney,
 executor, administrator, trustee or
 guardian or others acting in a
 fiduciary capacity, set forth full
 title and see Instruction C2.

                                         -------------------------------------
                                           (Area Code and Telephone Number)

                                         -------------------------------------
                                           (Payee Taxpayer Identification or
                                                Social Security Number)

                                         Dated: ______________________________

                              SIGNATURE GUARANTEE

 If you have filled out either the       Name of Guarantor: __________________
 Special Payment Instructions or the
 Special Delivery Instructions above,
 you must have your signatures
 guaranteed. (See Instructions A1, C2
 and C3)

                                         Signature(s) Guaranteed: ____________
                                            (Authorized signature required)

 Date: _______________________________

                           IMPORTANT TAX INFORMATION

  In order to ensure compliance with federal income tax requirements, each Holder of Shares is requested to provide the Exchange Agent with his correct Taxpayer Identification Number ("TIN") and to certify whether he or she is subject to backup federal income tax withholding by completing and signing the Substitute Form W-9 below. (See Instruction C6 and accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)


                                  PART I--PLEASE
                                  PROVIDE YOUR TIN IN
                                  THE BOX AT RIGHT AND
                                  CERTIFY BY SIGNING
                                  AND DATING BELOW

                                                         ---------------------

 SUBSTITUTE                                                 Social Security
                                                                Number

 FORM W-9                                                         OR
 DEPARTMENT OF THE TREASURY                              ---------------------
 INTERNAL REVENUE SERVICE                                      Employer
                                                            Identification

 PAYER'S REQUEST FOR TAXPAYER                                   Number
 IDENTIFICATION NUMBER (TIN)                               (If awaiting TIN,
                                                                 write

                                                            "Applied For")
-------------------------------------------------------------------------------

                                  PART II--For Payees Exempt From Backup
                                  Withholding, see the enclosed Guidelines for Certification of Taxpayer
                                  Identification Number on Substitute Form W-
                                  9 and complete as instructed therein.

                                 ----------------------------------------------
 CERTIFICATION--Under penalties of perjury, I certify that:

 (1) The number shown on this form is my correct TIN (or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service ("IRS") or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number), and
 (2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
-------------------------------------------------------------------------------

 CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

 SIGNATURE ________________________________   DATE ___________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                 INSTRUCTIONS

A. FORM OF ELECTION/LETTER OF TRANSMITTAL

  1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Form of Election/Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program (each, an "Eligible Institution"). No signature guarantee is required on this Form of Election/Letter of Transmittal if (a) this Form of Election/Letter of Transmittal is signed by the registered Holder(s) (which term, for purposes of this document, shall include any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) of Shares delivered herewith, unless such Holder(s) has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions." If a Share Certificate is registered in the name of a person other than the signer of this Form of Election/Letter of Transmittal, or if checks or certificates are to be payable to the order of or registered in the name of a person other than the registered Holder(s), then the Share Certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered Holder(s) appear(s) on the Share Certificate, with the signature(s) on such Share Certificate or stock powers guaranteed as described above. See Instruction C2.

  2. Delivery of Form of Election/Letter of Transmittal and Share Certificates. This Form of Election/Letter of Transmittal is to be used either if Share Certificates are to be forwarded herewith or if Shares are to be delivered by book-entry transfer pursuant to book-entry transfer procedures. Share Certificates evidencing all delivered Shares, or confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Exchange Agent's account at one of the Book-Entry Transfer Facilities pursuant to book-entry transfer procedures, together with a properly completed and duly executed Form of Election/Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message, as defined below) and any other documents required by this Form of Election/Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the front page of this Form of Election/Letter of Transmittal prior to the Election Deadline. If Share Certificates are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Form of Election/Letter of Transmittal must accompany each such delivery. Shareholders of the Company whose Share Certificates are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent prior to the Election Deadline or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may deliver their Shares pursuant to the guaranteed delivery procedure. Pursuant to such procedure: (a) such delivery must be made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided herewith, must be received by the Exchange Agent prior to the Election Deadline; and (c) in the case of a guarantee of Shares, the Share Certificates, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Exchange Agent's account at one of the Book-Entry Transfer Facilities, together with a properly completed and duly executed Form of Election/Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and any other documents required by this Form of Election/Letter of Transmittal, must be received by the Exchange Agent within eight New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery. The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility delivering the Shares, that such participant has received and agrees to be bound by the terms of this Form of Election/Letter of Transmittal and that American General and the Company may enforce such agreement against the participant.

  Record Holders of Shares who are nominees only may submit a separate Form of Election/Letter of Transmittal for each beneficial owner for whom such record Holder is a nominee; provided, however, that at the request of the Exchange Agent, such record Holder shall certify to the satisfaction of the Exchange Agent that such record Holder holds such Shares as nominee for the beneficial owner thereof. Each beneficial owner for which a Form of Election/Letter of Transmittal is submitted will be treated as a separate Holder of Shares.

  Shareholders of the Company whose Forms of Election/Letters of Transmittal and Share Certificates, or appropriate Notices of Guaranteed Delivery, are not received prior to the Election Deadline, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, will not be entitled to specify their preference(s) and will receive Common Stock Consideration in the Merger.

  THE METHOD OF DELIVERY OF THIS FORM OF ELECTION/LETTER OF TRANSMITTAL, SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  3. Inadequate Space. If there is inadequate space for any information required under "Type of Election," please include such information on a separate signed sheet attached to this Form of Election/Letter of Transmittal.

  4. Change or Revocation of Election. Any Holder of Share Certificates may, at any time prior to the Election Deadline, change his or her Election by submitting to the Exchange Agent a properly completed and signed revised Form of Election/Letter of Transmittal and all required additional documents, provided that the Exchange Agent receives such revised Form of Election/Letter of Transmittal and other necessary documents prior to the Election Deadline. Any Holder of Shares may, at any time prior to the Election Deadline, revoke his or her prior valid Election by written notice received by the Exchange Agent prior to the Election Deadline or by written withdrawal prior to the Election Deadline of his or her Share Certificates (or of the Notice of Guaranteed Delivery of such certificates) previously deposited with the Exchange Agent.

  5. Automatic Revocations of Elections. All Elections will be revoked automatically if the Exchange Agent is notified in writing by the Company or American General that the Merger Agreement has been terminated, and Share Certificates will be promptly returned to the persons who have submitted them.

B. ELECTION AND ALLOCATION PROCEDURES

  1. Elections. By completing this Form of Election/Letter of Transmittal in accordance with the instructions hereto, each Holder will be permitted to make a Stock Election, a Convertible Preferred Stock Election and/or a Cash Election (each, an "Election") with respect to all or any portion of the Shares held by such Holder. No alternative, conditional or contingent Elections will be accepted.

  Each Holder of Shares should consult his or her own financial advisor and tax advisor as to the specific consequences of the Merger and Election to such Holder.

  2. Stock Elections and Allocations. The undersigned acknowledges and agrees that, for the purposes of applying the allocation provisions set forth below, the Exchange Agent will assume that all Shares owned of record by the undersigned Holder are submitted herewith, and that Shares owned of record by the undersigned Holder that are transmitted pursuant to another Form of Election/Letter of Transmittal will not be aggregated with the Shares submitted herewith for the purposes of applying the allocation procedures described herein. Accordingly, Holders should be aware that transmitting Shares pursuant to different Forms of Election/Letters of Transmittal could, under some circumstances, result in the Shares owned by such Holder being subject to treatment that is less favorable to such Holder than in accordance with the allocation procedures that would be applied if such Shares had been submitted with a single Form of Election/Letter of Transmittal.

  If Convertible Preferred Stock Elections are received for a number of Shares that is equal to or less than 50% of the aggregate number of Shares issued and outstanding immediately prior to the Effective Time of the

Merger, each Share with respect to which a Convertible Preferred Stock Election has been made will be converted in the Merger into the Convertible Preferred Stock Consideration.

  Subject to the terms and conditions contained in the Merger Agreement, if Convertible Preferred Stock Elections are received for a number of Shares that is greater than 50% of the aggregate number of Shares issued and outstanding immediately prior to the Effective Time of the Merger, the Exchange Agent will allocate the Shares with respect to which Convertible Preferred Stock Elections have been received so that such Shares will be converted into American General 7% Convertible Preferred Stock and such other forms of Merger Consideration in the following manner: (a) the Exchange Agent will distribute to each Holder of Shares who has made a Convertible Preferred Stock Election for an amount of Shares equal to or less than 50% of the number of Shares held by such Holder, Convertible Preferred Stock Consideration for each Share with respect to which a Convertible Preferred Stock Election has been made by such Holder; (b) the Exchange Agent will distribute to each Holder of Shares who has made a Convertible Preferred Stock Election for an amount of Shares greater than 50% of the number of Shares held by such Holder, Convertible Preferred Stock Consideration (i) for such number of Shares with respect to which a Convertible Preferred Stock Election has been made equal to 50% of the number of Shares owned by such Holder and (ii) for such number of Shares with respect to which a Convertible Preferred Stock Election has been made equal to the product of the number of Shares owned by such Holder that were not converted into Convertible Preferred Stock Consideration pursuant to (b)(i) and the quotient obtained by dividing (X) 50% of the aggregate number of Shares issued and outstanding immediately prior to the Effective Time of the Merger less the aggregate number of Shares with respect to which a Convertible Preferred Stock Election has been made that were converted into Convertible Preferred Stock Consideration pursuant to (a) and (b)(i) by (Y) the aggregate number of Shares with respect to which a Convertible Preferred Stock Election has been made that were not converted into Convertible Preferred Stock Consideration pursuant to (b)(i); and (c) the Exchange Agent will distribute to each Holder of Unconverted Convertible Preferred Stock Election Shares (as defined in the Merger Agreement) such other forms of Merger Consideration as such Holder prefers to receive as designated by such Holder in the appropriate box provided herein under "Type of Election," subject to the restrictions contained herein and in the Merger Agreement and provided that in the absence of such designation, the Exchange Agent will distribute Common Stock Consideration to such Holder with respect to such unconverted Shares.

  There is no limitation on the amount of Common Stock Consideration that may be issued in connection with the Merger, and each Share with respect to which a Common Stock Election has been made will be converted in the Merger into the right to receive a fraction of a share of American General Common Stock equal to the Exchange Ratio.

  No fractional shares of American General Common Stock or American General 7% Convertible Preferred Stock will be distributed in connection with the Merger. In lieu of any fractional share of American General Common Stock or American General 7% Convertible Preferred Stock, the Exchange Agent will pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of American General Common Stock or American General 7% Convertible Preferred Stock an amount in cash determined by multiplying (i) the Average Closing Price by (ii) the fractional interest in a share of American General Common Stock or American General 7% Convertible Preferred Stock to which such Holder would otherwise be entitled.

  3. Cash Elections and Allocations. The Merger Agreement provides that the maximum aggregate Cash Consideration that can be paid in the Merger is the Cash Price multiplied by 50% of the aggregate number of Shares issued and outstanding immediately prior to the Effective Time of the Merger, less the amount of cash needed to be paid in lieu of fractional interests and with respect to dissenting shares (the "Cash Available for Election"); provided, that if certain representations are not obtained from each person owning, immediately prior to the Closing (as defined in the Merger Agreement), 5% or more of the Shares, then the Cash Available for Election may be reduced by up to the value of the Shares owned by such persons who do not provide such representations. Subject to the terms and conditions contained in the Merger Agreement, in the event that the product of the aggregate number of Shares with respect to which Cash Elections have been made and the Cash Price (the "Cash Election Amount") exceeds the Cash Available for Election, the Exchange Agent will allocate the Shares with respect to which Cash Elections have been received so that such Shares will be converted into Cash Consideration and such other forms of Merger Consideration in the following manner: (a) the Exchange Agent will determine the quotient obtained by dividing the Cash Available for Election by the product of (i) the Cash Price and (ii) the aggregate number of Shares issued and outstanding immediately prior to the Effective Time of the Merger (the "Guaranteed Cash Percentage"); (b) the Exchange Agent will distribute to each Holder of Shares who has elected to have such number of his or her Shares converted into Cash Consideration, which as a percentage of the total number of Shares held by such Holder (the "Elected Cash Percentage") is equal to or less than the Guaranteed Cash Percentage, Cash Consideration for each Share with respect to which a Cash Election has been made by such Holder; (c) the Exchange Agent will distribute to each Holder of Shares whose Elected Cash Percentage is greater than the Guaranteed Cash Percentage, Cash Consideration
(i) for such number of Shares with respect to which a Cash Election has been made equal to the product of the number of Shares owned by such Holder and the Guaranteed Cash Percentage and (ii) for such number of Shares with respect to which a Cash Election has been made equal to the product of the number of Shares with respect to which a Cash Election has been made that were not converted into Cash Consideration pursuant to (c)(i) and the quotient determined by dividing (X) the Cash Available for Election less the aggregate amount of Cash Consideration paid to all Holders of Shares pursuant to (b) and
(c)(i) by (Y) the product of the Cash Price and the aggregate number of Shares with respect to which a Cash Election has been made which were not converted into Cash Consideration pursuant to (c)(i); and (d) the Exchange Agent will distribute to each Holder of Unconverted Cash Election Shares (as defined in the Merger Agreement) such other forms of Merger Consideration as such Holder prefers to receive as designated by such Holder in the appropriate box provided herein under "Type of Election," subject to the restrictions contained herein and in the Merger Agreement and provided that in the absence of such designation, the Exchange Agent will distribute Common Stock Consideration to such Holder with respect to such unconverted Shares.

  In the event that the Cash Available for Election exceeds the Cash Election Amount, all Shares with respect to which a Cash Election has been made will be converted into the right to receive Cash Consideration.

  In the event that it is necessary to allocate both the Shares with respect to which Convertible Preferred Stock Elections have been made and the Shares with respect to which Cash Elections have been made, the Shares with respect to which Convertible Preferred Stock Elections have been made will be allocated first.

  4. Treatment of Non-Electing Shares. Non-Electing Shares will be converted in the Merger into the right to receive Common Stock Consideration.

  Failure of a Holder of Shares to complete properly and to return this Form of Election/Letter of Transmittal together with his or her Share Certificates, or with an appropriate guarantee of delivery of Share Certificates, to the Exchange Agent by the Election Deadline, or a Holder of Shares who cannot complete the procedure for delivery by book-entry transfer on a timely basis, and who fails to comply with the election procedures described in the Proxy Statement/Prospectus and in this Form of Election/Letter of Transmittal (including the instructions hereto), will cause each of such Holder's Shares to be treated as a "Non-Electing Share" in the Merger and converted into the right to receive Common Stock Consideration without regard to the preference of such Holder of Shares.

  5. Election Deadline. The deadline for submitting this Form of Election/Letter of Transmittal to the Exchange Agent is 5:00 p.m., New York City time, on the business day that is two Trading Days (as hereinafter defined) prior to the Closing Date (as defined in the Merger Agreement) (the "Election Deadline"). "Trading Day" means a day on which the New York Stock Exchange is open for trading.

  IT IS CURRENTLY EXPECTED THAT THE ELECTION DEADLINE WILL BE FEBRUARY 27, 1996. THE EXACT ELECTION DEADLINE WILL BE PUBLICLY ANNOUNCED BY AMERICAN GENERAL AT LEAST FIVE TRADING DAYS PRIOR TO THE CLOSING (BUT IN NO EVENT WILL THE ELECTION DEADLINE BE EARLIER THAN FEBRUARY 27, 1996).

  A MORE COMPLETE DESCRIPTION OF THE ELECTION AND ALLOCATION PROCEDURES IS SET FORTH IN THE PROXY STATEMENT/PROSPECTUS UNDER "THE PROPOSED MERGER--ALLOCATION RULES." ALL ELECTIONS ARE SUBJECT TO COMPLIANCE WITH THE ELECTION PROCEDURES PROVIDED FOR IN THE MERGER AGREEMENT. IN CONNECTION WITH MAKING ANY ELECTION, A SHAREHOLDER OF THE COMPANY SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE DESCRIPTION AND STATEMENT OF THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS UNDER "THE PROPOSED MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

C. RECEIPT OF MERGER CONSIDERATION, SIGNATURES, SPECIAL INSTRUCTIONS, TAXES AND ADDITIONAL COPIES

  1. Receipt of Merger Consideration. As soon as practicable after the Effective Time, checks and certificates representing shares of American General Common Stock and shares of American General 7% Convertible Preferred Stock will be distributed to those Holders who are entitled thereto and who have surrendered their Share Certificates to the Exchange Agent for cancellation.

  2. Signatures on Form of Election/Letter of Transmittal; Stock Powers and Endorsements. If this Form of Election/Letter of Transmittal is signed by the registered Holder(s) of the Shares delivered herewith, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates evidencing such Shares without alteration or any other change whatsoever.

  If any Share delivered herewith is owned of record by two or more persons, all such persons must sign this Form of Election/Letter of Transmittal.

  If any of the Shares delivered herewith are registered in the names of different Holders, it will be necessary to complete, sign and submit as many separate Forms of Election/Letters of Transmittal as there are different registrations of such Shares.

  If this Form of Election/Letter of Transmittal is signed by the registered Holder(s) of the Shares delivered herewith, no endorsements of Share Certificates or separate stock powers are required, unless checks or certificates evidencing shares of American General Common Stock or American General 7% Convertible Preferred Stock are to be payable to the order of, or registered in, the name of a person other than the registered Holder(s), in which case, the Share Certificate(s) evidencing the Shares delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered Holder(s) appear(s) on such Share Certificate(s). Signatures on such Share Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

  If this Form of Election/Letter of Transmittal is signed by a person other than the registered Holder(s) of the Shares delivered herewith, the Share Certificate(s) evidencing the Shares delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered Holder(s) appear(s) on such Share Certificate(s). Signatures on such Share Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

  If this Form of Election/Letter of Transmittal or any Share Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority so to act must be submitted.

  3. Special Payment and Delivery Instructions. If any check or certificates evidencing shares of American General Common Stock or American General 7% Convertible Preferred Stock are to be payable to the order of, or registered in the name of, a person other than the person(s) signing this Form of Election/Letter of Transmittal, or if such checks or such certificates are to be sent to someone other than the person(s) signing this Form of Election/Letter of Transmittal or to the person(s) signing this Form of Election/Letter of Transmittal but at an address other than that shown in the box entitled "Type of Election," the appropriate boxes on this Form of Election/Letter of Transmittal must be completed.

  4. Stock Transfer Taxes. American General will bear the liability for any state stock transfer taxes applicable to the issuance and delivery of checks and certificates in connection with the Merger; provided, however, that if any such check or certificate is to be issued in a name other than that in which the Share Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay the amount of any stock transfer taxes (whether imposed on the registered Holder or such person), payable on account of the transfer to such person, to the Exchange Agent or satisfactory evidence of the payment of such taxes, or exemption therefrom, shall be submitted to the Exchange Agent before any such check or certificate is issued.

  EXCEPT AS PROVIDED IN THIS INSTRUCTION C4, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO THE SHARE CERTIFICATES EVIDENCING THE SHARES DELIVERED HEREWITH.

  5. Requests for Assistance or Additional Copies. Requests for assistance may be directed to, and additional copies of the Proxy Statement/Prospectus, this Form of Election/Letter of Transmittal and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from, Georgeson & Company Inc., the information agent (the "Information Agent") at the telephone number and address set forth below.

  6. Substitute Form W-9. Under the federal income tax law, a shareholder who delivers Shares is required to provide the Exchange Agent (as payer) with such shareholder's correct TIN on Substitute Form W-9 above. If such shareholder is an individual, the TIN is such shareholder's social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, payments of Cash Consideration that are made to such shareholder with respect to Shares purchased pursuant to the Merger may be subject to backup withholding of 31%. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements can be obtained from the Information Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. If backup withholding applies with respect to a shareholder, the Exchange Agent is required to withhold 31% of any payments made to such shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

  To prevent backup withholding on payments of Cash Consideration that are made to a shareholder with respect to Shares delivered herewith, the shareholder is required to notify the Exchange Agent of such shareholder's correct TIN by completing the Substitute Form W-9 attached hereto certifying
(a) that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and (b) that (i) such shareholder has not been notified by the IRS that such shareholder is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the IRS has notified such shareholder that such shareholder is no longer subject to backup withholding.

  The shareholder is required to give the Exchange Agent the social security number or employer identification number of the record Holder of the Shares tendered hereby. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should write "Applied For" in the space provided for the TIN in Part I and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 31% of all payments of Cash Consideration to such shareholder until a TIN is provided to the Exchange Agent.

  7. Lost, Destroyed or Stolen Share Certificates. Prior to the Election Deadline, if any Share Certificate(s) representing Shares have been lost, destroyed or stolen, shareholders should promptly notify Chemical-Mellon

Securities Trust Company, the transfer agent and registrar for the Shares (the "Transfer Agent"). The Transfer Agent's address is Four Station Square, Pittsburgh, Pennsylvania 15219-1173, and its telephone number is (800) 756-3353. Shareholders will then be instructed as to the steps that must be taken in order to replace the Share Certificate(s). This Form of Election/Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Share Certificates have been followed. After the Election Deadline, if any Share Certificate(s) representing Shares have been lost, destroyed or stolen, shareholders should promptly notify the Exchange Agent.

                           The Information Agent is:

                                     LOGO
                [Logo of Georgeson & Company Inc. appears here]

                               Wall Street Plaza
                           New York, New York 10005
                        Call Toll Free: (800) 223-2064
                In New York State, Call Collect: (212) 509-6240

  SHAREHOLDERS HAVING QUESTIONS CONCERNING THIS FORM OF ELECTION/LETTER OF TRANSMITTAL OR THE PROCEDURES FOR THE EXCHANGE OF THEIR SHARES ARE ENCOURAGED TO CONTACT THE INFORMATION AGENT AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH ABOVE. UNDER NO CIRCUMSTANCES SHOULD SHAREHOLDERS DELIVER THEIR STOCK CERTIFICATES TO THE INFORMATION AGENT.